UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 19, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands		NA
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On May 17, 2006, at the special meeting of the stockholders of Seagate Technology (“Seagate”) and the annual meeting of Maxtor Corporation (“Maxtor”), both Seagate’s and Maxtor’s stockholders adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 20, 2005, by and among Seagate and Maxtor and MD Merger Corporation and a direct wholly-owned subsidiary of Seagate. Subsequent to the special and annual meetings, on May 19, 2006, Maxtor merged with and into Seagate.

On May 19, 2006, Seagate entered into (i) a First Supplemental Indenture (the “2005 Supplemental Indenture”) with Maxtor and U.S. Bank National Association amending and supplementing the Indenture dated as of August 15, 2005 (the “2005 Prior Indenture” and as amended by the 2005 Supplemental Indenture, the “2005 Indenture”), providing for the issuance by Maxtor of its 2.375% Convertible Senior Notes due August 15, 2012 (the “2005 Notes”) and (ii) a First Supplemental Indenture (the “2003 Supplemental Indenture”) with Maxtor and U.S. Bank National Association amending and supplementing the Indenture dated as of May 7, 2003 (the “2003 Prior Indenture” and as amended by the 2003 Supplemental Indenture, the “2003 Indenture”), providing for the issuance by Maxtor of its 6.80% Convertible Senior Notes due April 30, 2010 (the “2003 Notes”). As of April 1, 2006, $326,000,000 principal amount of 2005 Notes was outstanding and $135,729,000 principal amount of 2003 Notes was outstanding.

Pursuant to the 2005 Supplemental Indenture and the 2003 Supplemental Indenture, Seagate agreed to fully and unconditionally guarantee all of Maxtor’s obligations under the 2005 Notes, the 2005 Indenture, the 2003 Notes and the 2003 Indenture, including all payments of principal and interest.

Interest on the 2005 Notes is payable semi-annually in arrears on each February 15 and August 15. The 2005 Notes may be redeemed, in whole or in part, at Seagate’s option on or after August 20, 2010 at 100.68% of the principal amount or on or after August 15, 2011 at 100.34% of the principal amount, in each case, plus any accrued and unpaid interest.

Interest on the 2003 Notes is payable semi-annually in arrears on each April 30 and October 30. The 2003 Notes may be redeemed, in whole or in part, at Seagate’s option on or after May 5, 2008, at 100% of the principal amount plus any accrued and unpaid interest, if for at least 20 trading days in a period of 30 consecutive trading days the sale price of the Seagate common shares shall have exceeded 130% of the conversion price in effect on the last day of such 30-day period.

The holders of the 2005 Notes and the 2003 Notes may require Seagate to repurchase all or a portion of the relevant series of Notes for 100% of the principal amount, plus any accrued and unpaid interest, upon the occurrence of certain fundamental changes. Repayment of amounts due under the Notes of each series will be accelerated in the event of bankruptcy or insolvency, and may be accelerated by the trustee or holders of 25% of the Notes’ principal value immediately upon default of payment of principal or after thirty days upon failure to pay interest when due or upon Seagate’s default on its conversion or repurchase obligations, failure of Seagate to give timely notice of a fundamental change, failure of Seagate to comply with any of its other agreements in the Notes or indenture, or upon cross-default by Seagate or a designated subsidiary (as defined in the Indenture) for failure to make a payment at maturity or the acceleration of other debt of Seagate or a designated subsidiary, in either case exceeding $50 million (in the case of the 2005 Notes) or $25 million (in the case of the 2003 Notes).

The 2005 Supplemental Indenture provides that the 2005 Notes shall be convertible into 56.6503 Seagate common shares per $1,000 principal amount of 2005 Notes, which is equivalent to a conversion price of approximately $17.65 per Seagate common share. The 2005 Notes are subject to the following conditions to conversion: (1) the closing sale price of Seagate’s common shares exceeding 110% of the conversion price for a specified period; (2) the trading price per $1,000 principal amount of the 2005 Notes being below 100% of the conversion value of the Notes during a specified period; (3) certain corporate transactions, events or fundamental changes occurring; or (4) Seagate calling the 2005 Notes for redemption. The 2005 Notes are currently convertible into Seagate common shares as a result of meeting the conversion conditions under the terms of the indenture. The conversion period will end on July 1, 2006 unless Seagate’s common stock trades at a price in excess of 110% of the conversion price for 20 consecutive trading days during the last 30 trading days of the immediately preceding fiscal quarter. If this condition is met, the conversion period will extend for another fiscal quarter. Pursuant to the terms of the 2005 Indenture, Seagate will be required to deliver cash to holders upon any conversion in an amount equal to the lesser of (a) the principal amount of the notes tendered for conversion and (b) the aggregate value of the conversion rate for the 2005 Notes multiplied by the average sale price of the Seagate common shares for the 10 consecutive trading days commencing on the trading day next succeeding the conversion date (the “conversion value”). If the conversion value exceeds the principal amount of 2005 Notes converted, Seagate may, at its discretion, pay the excess in cash or in its common shares, using the sales price of its common shares during the same 10 consecutive trading day period.

The 2003 Supplemental Indenture provides that the 2003 Notes shall be convertible into 30.1733 Seagate common shares per $1,000 principal amount of 2003 Notes, which is equivalent to a conversion price of approximately $33.14 per Seagate common share. The 2003 Notes are not subject to conditions to conversion. Pursuant to the terms of the 2003 Indenture, Seagate may (but is not obligated to) settle any conversions in cash, common shares, or a combination thereof.

The 2005 Notes are also subject to the provisions of a Resale Registration Rights Agreement (the “Registration Rights Agreement”) entered into by Maxtor with the initial purchasers of the 2005 Notes. Pursuant to the terms of the Registration Rights Agreement, Maxtor agreed, for the benefit of the holders of the 2005 Notes, at the cost of Maxtor, to file with the Securities and Exchange Commission within 90 days after the original issuance of the 2005 Notes and use its best efforts to cause to become effective within 180 days after the original issuance of the 2005 Notes, a shelf registration statement with respect to the resale of the 2005 Notes and the Seagate common shares issuable upon conversion of the Notes. In addition, Maxtor agreed to pay liquidated damages in the form of additional interest if it fails to register the 2005 Notes within, and to keep the shelf registration statement effective during the specified time periods. Maxtor is obligated to use its best efforts to keep the registration statement effective until the earliest of (a) two years after the last date of original issuance of any of the 2005 Notes, (b) the date when the holders of the 2005 Notes and the Seagate common shares issuable upon conversion of the Notes are able to sell all such securities immediately pursuant to Rule 144(k) under the Securities Act or (c) the date when all of the 2005 Notes and the Seagate common shares issuable upon conversion of the 2005 Notes are disposed of pursuant to the shelf registration statement or Rule 144 under the Securities Act of 1933, as amended. In connection with the Merger Agreement, Seagate agreed to use its best efforts to maintain an effective registration statement with respect to the Seagate common shares issuable upon conversion of the 2005 Notes pursuant to the terms of the 2005 Indenture and the Registration Rights Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 17, 2006, at the special meeting of the stockholders of Seagate and the annual meeting of the stockholders of Maxtor, both Seagate’s and Maxtor’s stockholders adopted the Merger Agreement described above. Subsequent to the special meeting, on May 19, 2006, Maxtor merged with and into Seagate.

Pursuant to the terms of the Merger Agreement, each outstanding share of Maxtor common stock was exchanged for 0.37 common shares of Seagate stock. Seagate issued approximately 98 million shares to former Maxtor stockholders, giving the former shareholders of Maxtor an approximate 17% stake in Seagate. Based on the closing price of $24.95 per share of Seagate’s common shares on the New York Stock Exchange on May 19, 2006, the last trading day before the closing of the Merger, the aggregate value of the consideration paid to former Maxtor stockholders in connection with the Merger is expected to be approximately $2.5 billion. For purposes of accounting, the equity consideration was measured based on Seagate’s stock price of $20.02. See Note 1 of Exhibit 99.4. With the close of the transaction, Maxtor, which traded under the symbol “MXO”, ceased to be listed on the New York Stock Exchange.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01, entry into a material definitive agreement, is hereby incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Resignation of Directors

Effective as of the closing of the Merger on May 19, 2006, James Coulter resigned as a director of Seagate. Mr. Coulter’s resignation was not as a result of any disagreements with Seagate.

(d)	Appointment of Directors

Effective as of the closing of the Merger on May 19, 2006, Dr. C.S. Park, who previously served as Chairman and Chief Executive Officer of Maxtor, was appointed to the board of directors of Seagate. Dr. Park was appointed to the Seagate board pursuant to the terms of the Merger Agreement. As of the date of this filing, it has not been determined whether Dr. Park will serve on any of the committees of Seagate’s board of directors. Seagate will file an amendment to this Current Report on Form 8-K if, in the future, Dr. Park is appointed to any of the committees of Seagate’s board of directors. Upon his appointment to the Seagate board, Dr. Park received an initial grant of options to purchase 25,000 shares of Seagate stock (in lieu of the initial option grant for 100,000 shares customarily awarded to newly-appointed non-employee directors) pursuant to Seagate’s 2004 Stock Compensation Plan. Other than as described in the preceding sentence, Dr. Park will receive compensation for his service as a Seagate director on the terms applicable to all Seagate non-employee directors, as described in Seagate’s current report on Form 8-K filed on December 22, 2005. There are no transactions between Dr. Park and Seagate requiring disclosure pursuant to Item 404(a) of Regulation S-K. A description of the material terms of Dr. Park’s interest in the merger transaction is set forth on pages 62 to 66 of Seagate’s Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-132420), filed with the Securities and Exchange Commission on April 13, 2005.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Report of PricewaterhouseCoopers LLP as Maxtor’s Independent Registered Public Accounting Firm is hereby incorporated by reference to Exhibit 99.1 hereto.

The audited consolidated balance sheets of Maxtor as of December 31, 2005 and December 25, 2004 and the consolidated statements of operations, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows of Maxtor for each of the three years in the period ended December 31, 2005, and the notes related thereto, are hereby incorporated by reference to Exhibit 99.2 hereto.

The unaudited consolidated condensed balance sheet of Maxtor as of April 1, 2006 and the consolidated condensed statements of operations and consolidated condensed statements of cash flows for the periods ended April 1, 2006 and April 2, 2005, and the notes related thereto, are hereby incorporated by reference to Exhibit 99.3 hereto.

(b)	Pro Forma Financial Information.

The following information is attached as Exhibit 99.4 and incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2006, and the unaudited Pro Forma Condensed Combined Statements of Operations for the year ended July 1, 2005 and the nine months ended March 31, 2006.

(ii)	Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2006 and Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended July 1, 2005 and the nine months ended March 31, 2006.

(d)	Exhibits

Exhibit No.
10.1	Indenture between Maxtor Corporation and U.S. Bank National Association, dated as of August 15, 2005 (incorporated by reference to exhibits to Maxtor’s Quarterly Report on Form 10-Q filed November 4, 2005)

10.2	First Supplemental Indenture, dated as of May 19, 2006, among Seagate Technology, Maxtor Corporation and U.S. Bank National Association, amending and supplementing the Indenture dated as of August 15, 2005

10.3	Indenture between Maxtor Corporation and U.S. Bank National Association, dated as of May 7, 2003 (incorporated by reference to exhibits to Maxtor’s Quarterly Report on Form 10-Q filed August 12, 2003)

10.4	First Supplemental Indenture, dated as of May 19, 2006, among Seagate Technology, Maxtor Corporation and U.S. Bank National Association, amending and supplementing the Indenture dated as of May 7, 2003

10.5	Registration Rights Agreement among Maxtor Corporation, Citigroup Global Markets Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and Goldman Sachs and Co., dated August 15, 2005 (incorporated by reference to exhibits to Maxtor’s Quarterly Report on Form 10-Q filed November 4, 2005)

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Report of Independent Registered Public Accounting Firm (incorporated by reference to Maxtor’s Annual Report for the Fiscal Year Ended December 31, 2005)

99.2	The audited consolidated balance sheets of Maxtor as of December 31, 2005 and December 25, 2004 and the consolidated statements of operations, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows of Maxtor for each of the three years in the period ended December 31, 2005, and the notes related thereto (incorporated by reference to Maxtor’s Annual Report for the Fiscal Year Ended December 31, 2005)

99.3	The unaudited consolidated condensed balance sheet of Maxtor as of April 1, 2006 and the consolidated condensed statements of operations and consolidated condensed statements of cash flows for the periods ended April 1, 2006 and April 2, 2005, and the notes related thereto (incorporated by reference to Maxtor’s Quarterly Report on Form 10-Q for the Quarter Ended April 1, 2006)

99.4	Unaudited Pro Forma Condensed Combined Financial Statements as of March 31, 2006 and for the year ended July 1, 2005 and the nine months ended March 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: May 25, 2006	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary